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                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated November 20, 1997, relating to the financial statements and financial highlights of MAS Mid Cap Value Portfolio and MAS Balanced Portfolio, each a portfolio constituting part of MAS Funds appearing in the September 30, 1997 Annual Report to Shareholders of twenty-two of the twenty four portfolios of MAS Funds. We also consent to the references to us under "Financial Statements" in the Prospectus/Proxy statement and under the headings, which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and included in the Prospectus of MAS Funds dated June 5, 1997, which accompanies the Registration Statement and under the heading "Financial Statements" included in the Statement of Additional Information of MAS Funds dated June 5, 1997, which is incorporated by reference into the Registration Statement.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
January 5, 1998